UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2012 (July 9, 2012)

OxySure Systems, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-54137 (Commission File Number)	71-0960725 (IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX (Address of principal executive offices)	75033 (Zip Code)

(972) 294-6450 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2012, OxySure Systems, Inc. (“OxySure” or the “Company”) entered into a second moratorium agreement (“Second Payment Moratorium”) with Vencore Solutions, LLC, a Delaware limited liability company (“Vencore”).

The Second Payment Moratorium provides for the following:

a)	The balance outstanding to Vencore remains the balance outstanding at the end of the first payment moratorium, which is $307,661.83 (“Debt Obligation”);
b)
The term of the Second Payment Moratorium (the “Moratorium Period”) shall expire on the earlier to occur of: (i) July 1, 2013;  (ii) a cash settlement or repayment plan being entered into; or (iii) a merger or acquisition of OxySure or the sale of substantially all of its assets (collectively a “Sale”);

c)	OxySure will not be obligated to make any payments during the Moratorium Period;
d)	No late charges or interest will accrue during the Moratorium Period;
e)	Any amounts OxySure may pay towards the Debt Obligation during the Moratorium Period shall reduce the Debt Obligation;
f)	In the event of a Sale the entire Debt Obligation shall immediately become due and payable; and
g)	Vencore shall make no demands or take any actions against OxySure during the Moratorium Period.

In exchange for the Second Payment Moratorium, OxySure agreed to issue to Vencore two warrants (the “Warrants”) as follows:

(a)	A warrant as to 22,500 common shares at an exercise price per share of $0.82; and
(b)	A warrant as to 32,500 common shares at an exercise price per share of $1.00.

The terms of the Warrants shall be 5 years each and Vencore shall have the ability to exercise the Warrants on a cashless/net-issuance basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President, Chief Financial Officer, and Secretary